Exhibit 5.1

November 16, 2010	ATTORNEYS AT LAW 555 SOUTH FLOWER STREET SUITE 3500 LOS ANGELES, CA 90071-2411 213.972.4500 TEL 213.486.0065 FAX www.foley.com CLIENT/MATTER NUMBER 029474-0176
Entravision Communications Corporation 2425 Olympic Boulevard, Suite 6000 West Santa Monica, California 90404

Ladies and Gentlemen:

We have acted as counsel for Entravision Communications Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (the “Exchange Offer”) up to $400,000,000 in principal amount of the Company’s new 8.750% Senior Secured First Lien Notes due 2017 (the “Exchange Notes”), which are subject to the Registration Statement, for an equal principal amount of the Company’s outstanding 8.750% Senior Secured First Lien Notes due 2017, which were issued in transactions not registered under the Securities Act (the “Outstanding Notes”). The Exchange Notes will be fully and unconditionally guaranteed (the “Exchange Guarantees”) by each of the Company’s existing and future wholly-owned domestic subsidiaries (the “Guarantors”). The Outstanding Notes were issued, and the Exchange Notes will be issued, pursuant to an Indenture, dated as of July 27, 2010 (the “Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). We are issuing this opinion in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference); (b) the Company’s Second Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws, each as amended to date; (c) the Indenture; (d) the form of Exchange Note; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing and the limitations, qualifications and exceptions set forth herein, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act, and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Entravision Communications Corporation

November 16, 2010

1. The Exchange Notes, when duly authorized, executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Prospectus relating to the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, subject to the applicable Enforceability Exceptions.

2. The Exchange Guarantees, when duly authorized, executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Prospectus relating to the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Guarantors enforceable in accordance with their terms, subject to the applicable Enforceability Exceptions.

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All of the opinions expressed by us above are specifically subject to the following exceptions, qualifications and limitations:

A. The enforceability of the Exchange Notes and Exchange Guarantees are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally; (ii) the effect of public policy or of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought; and (iii) the qualification that certain remedial, waiver or other provisions of the Indenture, the Exchange Notes and the Exchange Guarantees are or may be unenforceable in whole or in part under the laws of the States of New York, Delaware or California, or the federal laws of the United States of America (the “Covered Laws”), but such unenforceability will not render any of the Exchange Notes or the Exchange Guarantees invalid as a whole or preclude (A) judicial enforcement of the obligation of the Company to repay the principal, together with interest thereon (to the extent not deemed a penalty) as provided in the Exchange Notes, (B) acceleration of the obligation of the Company to repay such principal, together with interest, upon a material default in a material provision of the Indenture or any Exchange Notes, or (C) enforcement in accordance with the applicable law of the security interest in the Collateral (as defined in the Indenture) created by the Security Documents (as defined in the Indenture) upon maturity or upon acceleration as provided in clause (B) above (clauses (i) through (iii) above being referred to collectively in this letter as the “Enforceability Exceptions”).

B. We have made no examination of, and express no opinion or other assurance as to: (i) the enforceability of any provisions in the Indenture, the Exchange Notes or the Exchange Guarantees that purport to establish (or may be construed to establish) evidentiary standards, or that constitute waivers prohibited by the Covered Laws, or (ii) the enforceability in federal courts of governing-law clauses included in the Indenture, the Exchange Notes or the Exchange Guarantees.

C. We express no opinion or other assurance as to the enforceability of any provision in the Indenture, the Exchange Notes or the Exchange Guarantees: (i) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by, or of any of the obligations referred to in, the Covered Laws; (ii) relating to indemnification, contribution

Entravision Communications Corporation

November 16, 2010

or exculpation in connection with violations of any statutory duties or public policy by, or in connection with willful, reckless or unlawful acts or gross negligence or ordinary negligence of, the indemnified or exculpated party or the party receiving contribution; (iii) relating to indemnification, contribution or exculpation of any party that a court would determine in the circumstances under applicable law to be insufficiently explicit or conspicuous; (iv) waiving any rights to trial by jury; or (v) purporting to create a trust or other fiduciary relationship.

D. Our opinions as to enforceability are subject to the effect of generally applicable rules of law that: (i) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to the circumstances in which the unenforceable portion is not an essential part of the agreed exchange or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable; and (ii) limit the availability of a remedy under certain circumstances when another remedy has been elected.

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The opinions expressed herein are limited to the laws of the States of New York and California, and to the extent expressly provided herein, the federal laws of the United States of America. In addition, (i) the opinion expressed in opinion paragraph 1 is also limited to the laws of the State of Delaware, and (ii) the opinion expressed in opinion paragraph 2 is also limited to the laws of the States of Delaware, Colorado and Texas. To the extent that our opinions relate to laws of the States of Delaware, Colorado and Texas, we have reviewed published compilations of the Delaware General Corporation Law, the Colorado Business Corporation Act and the Texas Revised Limited Partnership Act, and our opinions are based solely upon that review. We express no opinion or other assurance with respect to the laws of any jurisdiction other than as stated above in this paragraph.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARDNER LLP

FOLEY & LARDNER LLP